Exhibit 5



                              [Letterhead of]

                          CRAVATH, SWAINE & MOORE
                             [New York Office]




                                                              April 2, 1998


                        Bristol-Myers Squibb Company
                     Registration Statement on Form S-3


Dear Sirs:

          We have acted as counsel to Bristol-Myers Squibb Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the registration under the Act of debt securities of the Company to be issued in one or more series in an aggregate principal amount not to exceed $1,000,000,000 (the "Debt Securities").

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon the foregoing, we are of opinion that the filing of the Registration Statement and the registration of the Debt Securities under the Act and the

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execution and delivery by the Company of the Indenture (the "Indenture")
dated as of June 1, 1993, between the Company and The Chase Manhattan Bank (National Association) (the "Trustee"), which Indenture is Exhibit 4.1 to the Registration Statement, have been duly authorized by the Company, and that, assuming (i) the authorization by the Board of Directors of the Company, or by persons authorized by such Board of Directors, of the issuance, execution and delivery of any series of Debt Securities, (ii) the due execution and delivery of the Indenture by the Company and (iii) the due authorization, execution and delivery of the Indenture by the Trustee, the Debt Securities of that series, when duly executed by the Company, duly authenticated by the Trustee, and duly issued and delivered against payment therefor in the manner set forth in the Indenture, will have been legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

          We hereby consent to the references to us under the heading "Legal Opinions" in the prospectus forming part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is

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required under Section 7 of the Act or the Rules and Regulations of the
Securities and Exchange Commission promulgated thereunder.


                                   Very truly yours,

                                   CRAVATH, SWAINE & MOORE



Bristol-Myers Squibb Company
   345 Park Avenue
      New York, NY 10154

Attention of John L. McGoldrick, Esq.